UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 16, 2009, DecisionPoint Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement with four purchasers whereby it issued $2,500,000 of non-convertible 15% Senior Subordinated Secured Promissory Notes (the “Notes”), 500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 2,000,000 shares of the Company’s Common Stock (collectively, the “Financing”).

Pursuant to the Securities Purchase Agreement, on December 17, 2009, the Company issued $2,500,000 of Notes and received $2,425,000 in net proceeds for the Notes after the Purchasers deducted a 3% closing fee.  The Notes shall bear interest at a rate of 15% per annum and shall mature on May 31. 2011.  The Company shall have the ability to extend the maturity date to November 30, 2011.  For all repayments of principal before November 30, 2010, the Company shall pay 107% of the principal repayments to the Purchasers.  For all repayments of principal after November 30, 2010, the Company shall pay 114% of the principal repayments to the Purchasers.  On both November 30, 2010 and May 31, 2011, the Company shall pay the Purchasers a fee equal to 1.5% of the outstanding aggregate principal amount of the Notes.

As part of the Financing, the Company also issued to the Purchasers in the aggregate (i) warrants (the “Warrants”) to purchase 2,000,000 shares of the Company’s Common Stock, of which Warrants to purchase 1,000,000 shares have an exercise price of $0.60 per share and Warrants to purchase 1,000,000 shares have an exercise price of $0.50 per share and (ii) 500,000 shares of Common Stock (“Shares”).  In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, the Company reimbursed the Purchasers for approximately $36,000 of their expenses.

The Notes, the Warrants and the underlying shares (“Warrant Shares”), and the Shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption, and all securities will be imprinted with a restrictive legend.  The Purchasers have “piggyback” registration rights, under certain circumstances, if the Company shall determine to prepare and file a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8.

Pursuant to the Securities Purchase Agreement, the Company and the Company’s Chief Executive Officer and Chief Financial Officer agreed with each Purchaser that until all the Notes are repaid in full (including interest and principal thereon), the Company shall not pay either officer an annual salary greater than $250,000; provided, however, that in the event (A) the Company’s Consolidated EBITDA for the year ended December 31, 2010 is $3,000,000 or greater, based upon the Company’s consolidated audited financial statements and (B) the Purchasers consent in writing to a salary increase, then each officer’s salary shall increase retroactively to January 1, 2011, to $350,000 each.  The Security Purchase Agreement and the Notes contain customary affirmative and negative covenants and events of default.  Borrowings under the Notes are secured by a second lien on all of the Company's assets.  Proceeds from the Notes will be used for working capital purposes.

The description of each of the Securities Purchase Agreement, the Notes and the Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.  The Purchasers are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (“Securities Act”).  The securities were issued in a private placement under Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 21, 2009	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer